UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2008

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2008, pursuant to the "Ensuring Continued Access to Student Loans Act of 2008," the U.S. Department of Education ("ED") informed SLM Corporation (the "Company") that ED had approved the application submitted by the Company's subsidiary, SLM Education Credit Finance Corporation, under the Master Participation Agreement to participate in ED's Loan Participation Purchase Program ("Participation Program"). The Company submitted its request for initial funding last week and received those funds today. The Company expects to make weekly funding requests depending upon the time of year and the amount of loans disbursed.

For the academic year 2008-2009, the Company expects to utilize the Participation Program to fund all eligible Stafford and PLUS loan originations. FFELP loans funded by the Company under the Participation Program will be either refinanced in the capital markets or sold to ED under ED’s Master Loan Sale Agreement for its Loan Purchase Commitment Program ("Purchase Program") prior to the September 30, 2009 expiration of the Participation Program. The Company's anticipates that access to ED’s Participation Program will increase the Company's liquidity and reduce its borrowing needs under the 2008 ABCP Facilities.

Under ED’s Participation Program, ED will provide interim short-term liquidity to the Company by purchasing participation interests in pools of FFELP loans. The Company will be charged at a rate of commercial paper plus 0.50% on the principal amount of participation interests outstanding. To be eligible for purchase or participation under ED’s programs, loans must be FFELP Stafford or PLUS loans made for the academic year 2008-2009, first disbursed between May 1, 2008 and July 1, 2009, and have no ongoing borrower benefits, other than permitted rate reductions of 0.25 percent for automatic payment processing.

Item 8.01 Other Events.

On August 18, 2008, Sallie Mae Bank, a wholly owned subsidiary of the Company, entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the Federal Deposit Insurance Corporation ("FDIC"), and the Utah Department of Financial Institutions related to compliance management and to certain co-branded marketing practices, which were discontinued in August 2007. The Joint Order, which is effective August 19, 2008, is for specific compliance-related matters only, not safety and soundness. Sallie Mae Bank is one of the strongest banks in the country, with a risk-based capital ratio that is more than double the FDIC’s requirement for a "Well Capitalized" rating.

Sallie Mae Bank supports the Company’s private credit lending operations through both loan originations and funding. We expect Sallie Mae Bank to play a growing role in the financing of Sallie Mae's private credit loans.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

August 20, 2008	By:	/s/ Michael Sheehan

Name: Michael Sheehan
Title: Senior Vice President & General Counsel